UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2014

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho

(State or other jurisdiction of incorporation)

001-35775	82-0499463
(Commission File Number)	IRS Employer Identification No.

414 Church Street

Sandpoint, Idaho 83864

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2014, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 23, 2014, by and between Intermountain Community Bancorp (“Intermountain”) and Columbia Banking System, Inc. (“Columbia”), Intermountain merged with and into Columbia (the “Merger”), with Columbia as the surviving corporation in the Merger. Immediately following the consummation of the Merger, Panhandle State Bank, Intermountain’s wholly owned subsidiary, merged (the “Bank Merger”) with and into Columbia State Bank, Columbia’s wholly owned subsidiary (“Columbia State Bank”), with Columbia State Bank as the surviving bank in the Bank Merger.

Pursuant to the terms and conditions set forth in the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each outstanding share of Intermountain common stock (other than shares with respect to which appraisal rights have been properly demanded in accordance with Section 30-1-1321 of the Idaho Business Corporation Act) was converted into the right to receive, upon election of the holder, (i) cash in the amount of $18.3315, (ii) 0.7345 of a share of Columbia common stock, or (iii) a unit consisting of 0.6426 of a share of Columbia common stock and $2.2930 in cash (the “Merger Consideration”), subject to certain adjustments as set forth in the Merger Agreement including proration. At the Effective Time, all outstanding options to purchase shares of Intermountain common stock were cancelled. At the Effective Time, except for certain restricted stock awards that were forfeited by their holders, each restricted stock award fully vested and converted into the right to receive the Merger Consideration, at the election of the holder. Immediately prior to the Effective Time, each holder of the Company Warrants (as defined in the Merger Agreement) received an amount equal to the product of $18.3315 and the shares issuable upon the exercise of the Company Warrants less the aggregate exercise price in respect thereof. Immediately prior to the Effective Time, the TARP Warrant (as defined in the Merger Agreement) was purchased by Columbia from the United States Department of the Treasury and was cancelled.

The cash portion of the Merger Consideration was funded through cash on hand from Columbia.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Intermountain’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on October 31, 2014, Intermountain requested that NASDAQ Capital Market (“NASDAQ”) suspend trading in Intermountain common stock as of close of market on October 31, 2014. Intermountain also requested that NASDAQ file a notification on Form 25 with the SEC on November 1, 2014 to effect the removal of Intermountain common stock from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Columbia, as successor in interest to Intermountain, (i) has filed with the SEC on behalf of Intermountain post-effective amendments to Intermountain’s Registration Statements on Form S-3 (Registration Nos. 333-128938 and 333-192020) and Registration Statements on Form S-8 (Registration Nos. 333-194990, 333-190124, 333-132835, 333-121266 and 333-117265) to terminate the effectiveness of those registration statements and (ii) intends to file with the SEC on behalf of Intermountain a certification on Form 15 requesting the suspension of Intermountain’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under Item 2.01 and Item 5.02 is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, Columbia invited one person from the Board of Directors of Intermountain to serve on the Board of Directors of Columbia and its wholly owned subsidiary, Columbia State Bank. In its Current Report on Form 8-K filed with the SEC on October 28, 2014, Columbia announced that Mr. Ford Elsaesser, the former chairman of the Board of Directors of Intermountain, had been appointed to the Boards of Directors of Columbia and its wholly owned subsidiary, Columbia State Bank, effective as of the Effective Time. None of the other members of the Intermountain Board of Directors will serve as a director of Columbia.

At the Effective Time, Intermountain’s directors and executive officers ceased serving in such capacities.

Item 8.01.	Other Events.

On November 3, 2014, Columbia issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated July 23, 2014, by and between Intermountain Community Bancorp and Columbia Banking System, Inc. (attached as Exhibit 2.1 to Intermountain’s Current Report on Form 8-K filed with the SEC on July 24, 2014, and incorporated herein by reference).

99.1	Press Release dated November 3, 2014 (attached as Exhibit 99.1 to Columbia Banking System, Inc.’s (Commission File Number 000-20288) Current Report on Form 8-K filed with the SEC on November 3, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2014

COLUMBIA BANKING SYSTEM, INC., as successor in interest to INTERMOUNTAIN COMMUNITY BANCORP

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer